                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            Dyna Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           PRELIMINARY PROXY STATEMENT

                              DYNA TECHNOLOGY, INC.
                            225 SOUTH CORDOVA AVENUE
                               LECENTER, MN 56057

                                November __, 2001

                   IMPORTANT NOTICE AFFECTING YOUR INVESTMENT
                          IN WINLAND ELECTRONICS, INC.

DEAR FELLOW SHAREHOLDER:

Through my company, Dyna Technology, Inc. ("Dyna Technology"), I am an investor in Winland Electronics, Inc. ("Winland" or the "Company"). Together with my wife, Nola D. Call, I control the dispositive and voting power in the Winland stock that Dyna Technology owns. I am writing this letter and furnishing these proxy materials as the chairman of the Winland Shareholders' Protective Committee (the "Committee") to solicit the shareholders of the Company to elect two of our members - namely Robert L. Ring and Gerald E. Brown - to the Board of Directors of the Company (the "Board") at the annual meeting. Both Mr. Ring and Mr. Brown have consented to be named in this Proxy Statement and to serve as directors on the Board if elected, in opposition to two of the Company's nominees.

We are also soliciting authority to vote for three of the nominees being sponsored by the Company. If you grant us authority to vote for three of the Company's nominees, we will NOT vote for either Mr. S. Robert Dessalet or Mr. Thomas J. de Petra.

The Committee is also furnishing these proxy materials to solicit the shareholders of the Company to adopt the Shareholder Proposal described in the proxy materials.

You have not heard from the Committee since the Special Meeting of Shareholders of the Company was held on August 21, 2001. You know the concern I have expressed over the condition of the investment Dyna Technology made in the Company. That investment has produced large, negative returns over the past two years and, when measured over the past five years, those negative returns to Company shareholders are magnified. For the first three quarters of this year, the Company has accumulated losses of $770,933.00 according to its published reports. In my opinion, it is not in the best interest of shareholders for the Company to continue to sustain the kind of losses the Company has experienced.

On September 21, 2001 the Committee submitted three of our members as candidates for the two vacant seats on the Board. The incumbent Board responded by reducing its membership from seven members to five and, following the resignations of David Ewert and James Legus, appointed R. Terren Dunlap and James L. Reissner to fill those two vacancies.

I view as positive the departure of Mr. Ewert and Mr. Legus from the Board. While I hope that Mssrs. Dunlap and Reissner will be more attentive to shareholder concerns, I believe that if the Company is to be turned around a major change must start now.

The Board currently consists of five members. All five seats on the Board are up for election at the Annual Meeting. At the Annual Meeting, the Committee will seek to elect Mr. Robert L. Ring and Mr. Gerald E. Brown to the Board. Since the Committee is proposing only two nominees, three of the Company's nominees will also be selected. We are also soliciting authority to vote for three of the nominees being sponsored by the Company. If you grant us authority to vote for three of the Company's nominees, we will NOT vote for either Mr. S. Robert Dessalet or Mr. Thomas J. de Petra.

If elected, Mr. Ring and Mr. Brown have committed to work with the other directors as expeditiously as possible to develop and implement a plan to effect a turnaround at the Company.

We believe the time is right for a change and that time is now. Together, we can determine the future of our investment in Winland Electronics, Inc. Please vote the enclosed BLUE proxy card and vote FOR the election of Mr. Brown and Mr. Ring to the Board. If you vote on our BLUE proxy card, you have the opportunity to withhold authority to vote for any of the Company's nominees by writing his name on the BLUE proxy card in the space provided.

Please also vote FOR our Shareholder Proposal, and sign, date and return the BLUE proxy card in the envelope provided.

If you have already returned the proxy card sent to you by the Company, you may revoke that proxy and vote for the Committee's nominees and the Shareholder Proposal by marking, signing, dating and returning a later dated BLUE proxy card.

                                       Sincerely,


                                       /s/ Ralph I. Call
                                       -----------------------------------------
                                       Ralph I. Call
                                       Chairman, Shareholders' Protective
                                       Committee

                                 PROXY STATEMENT
                TO ELECT CERTAIN PERSON TO THE BOARD OF DIRECTORS
                          OF WINLAND ELECTRONICS, INC.

                                   ----------

          SOLICITATION OF PROXIES IN FAVOR OF ELECTING CERTAIN PERSONS
                            TO THE BOARD OF DIRECTORS


INTRODUCTION; SOLICITATION OF PROXIES

This Proxy Statement and the enclosed BLUE proxy card are being sent to the shareholders of Winland Electronics, Inc. (the "Company"), in connection with the solicitation of proxies by Dyna Technology, Inc., a shareholder of the Company with its business address at 225 South Cordova Avenue, LeCenter, MN 56057 ("Dyna Technology"), and Ralph I. Call, James J. Kamp, Thompson H. Davis, Robert L. Ring and Gerald E. Brown, who have formed the Winland Shareholders' Protective Committee. Proxies solicited hereby are to be voted and/or utilized at the Annual Meeting of Shareholders of the Company to be held on ___________ ____, 2001, at 7:00 p.m. Central Time at the Company's principal office located at 1950 Excel Drive, Mankato, Minnesota, or any adjournments, postponements, continuations, or reschedulings thereof (the "Annual Meeting"), for the purpose of electing Committee members Robert L. Ring and Gerald E. Brown to the Board of Directors of the Company (the "Board") and to re-elect Board members R. Terren Dunlap, James L. Reissner and Lorin E. Krueger, with the result that two long-standing Board members, namely S. Robert Dessalet and Thomas J. de Petra, will both be removed from the Board. The Committee is also furnishing these proxy materials to solicit the shareholders of the Company to adopt the Shareholder Proposal described in these proxy materials. This Proxy Statement is furnished in opposition to the Company's Proxy Statement dated ___________ ____, 2001 (the "Company's Proxy Statement").

As of __________ ____, 2001, the Committee entered into an agreement with D.F. King & Co., Inc., ("D.F. King") to retain D.F. King's services to solicit proxies for this annual meeting. D.F. King will receive for its services a fee of up to the amount of $50,000.00, plus reimbursement for out-of-pocket expenses. It is expected that D.F. King will use up to approximately 20 people for this solicitation. In addition to any solicitation made by D.F. King, the Shareholders' Protective Committee may solicit proxies by telephone, facsimile, e-mail, in person or by advertisement.

The Committee also intends to request banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials to their customers who are the beneficial owners of the shares they hold of record. The Committee will reimburse such record holders for their reasonable out-of-pocket expenses in so doing.

The Committee estimates the total cost of this solicitation, including legal fees, and printing and mailing of proxy materials, to be $_____________ and will be borne by Dyna Technology; provided, however, that in the event that the Committee's nominees are elected, Dyna Technology may seek reimbursement of such costs from the Company only to the extent permitted by law and without shareholder approval of such reimbursement, unless such approval is required by law. As of October 31, 2001, Dyna Technology has incurred total expenditures of approximately $________________ in connection with this solicitation of the Company's shareholders.

         THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDERS' PROTECTIVE
              COMMITTEE AND NOT ON BEHALF OF THE INCUMBENT BOARD OF
                            DIRECTORS OF THE COMPANY.
           YOU ARE URGED TO SIGN, DATE AND RETURN THE BLUE PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


BACKGROUND OF THE SOLICITATION

Dyna Technology began buying Winland stock in October, 1999. At that time the investment appeared to be an attractive investment opportunity because the Company was growing rapidly and was beginning to show profitability. Key management comprised the largest shareholders in the Company and logically, they should have acted to enhance shareholder value. At that time, the stock was trading between $2.00 and $2.25 per share. For the reasons explained below, Ralph I. Call, the owner of Dyna Technology, decided to consider taking action to protect his and the other Winland shareholders' investment in Winland in the Fall of 2000. In late March, 2001, Mr. Call organized the Shareholders' Protective Committee to seek to elect its members to replace the Winland Board and propose amendments to the Company's Bylaws which the Board put in place earlier in the month. At the Special Meeting of Shareholders called by the Committee and held on August 21, 2001, the Committee unsuccessfully sought to replace the Board.

The Shareholders' Protective Committee is deeply troubled by the performance of the Company and has serious reservations about its continuing viability. According to the Company's 2000 Annual Report, the Company had consumed $3,924,501 of its $4,500,000 bank line of credit as of December 31, 2000 and the Company has reported additional losses of $770,933.00 for the first nine months of 2001.

We believe the Committee's nominees for election to the Board are individuals of integrity and experience who are committed to enhancing value for all shareholders. The election of our nominees, we believe, will provide the Company with a fresh perspective based on their management, investment and capital markets experience. The Committee's nominees view the opportunity to serve as directors of the Company as a contract with the Company's shareholders to maximize shareholder value. Winland's shareholders, as the owners of the Company, have every right to be concerned about the value of their investment. The Committee's nominees for the Board all have as their primary commitment the pursuit of a business strategy that will produce the highest and best returns to the Company's shareholders.

              PROPOSAL: WINLAND SHAREHOLDERS' PROTECTIVE COMMITTEE
                              NOMINEES AS DIRECTORS

The Board currently consists of five persons. Each director elected at the 2001 annual meeting will be elected to serve until the Company's next Annual Meeting or until a successor is duly elected/appointed and qualified.

The Committee submits for election to the Board Mr. Robert L. Ring and Mr. Gerald E. Brown. The Committee recommends a vote FOR its nominees, and it is intended that, unless contrary written instructions are provided, the BLUE proxy card accompanying this Proxy Statement will be voted at the 2001 Annual Meeting FOR the election to the Board of both of the Committee's nominees. The Committee believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the BLUE proxy card have advised that they will vote for the election of such substitute nominee as Dyna Technology may propose. The election of Mr. Ring and Mr. Brown requires the affirmative vote of a plurality of the votes cast.

All five seats on the Board are up for election at the Annual Meeting. At the Annual Meeting, the Committee will seek to elect Mr. Robert L. Ring and Mr. Gerald E. Brown to the Board. Since the Committee is proposing only two nominees, three of the Company's nominees will also be selected. We are also soliciting authority to vote for three of the nominees being sponsored by the Company. If you grant us authority to vote for three of the Company's nominees, we will NOT vote for either Mr. S. Robert Dessalet or Mr. Thomas J. de Petra. For information regarding the Company's nominees for election as directors, please refer to the Company's proxy statement, when it becomes available. There can be no assurance that the Company's nominees will serve if elected with our nominees.

Proxies cannot be voted for more than five persons.

The name, age, occupation/employment and business address of each person to be nominated for election to the Company's Board of Directors, as furnished to the Committee by the nominees, is as follows:

     GERALD E. BROWN, age 53, has been the President of American HealthNet, a Nebraska- based medical systems developer, since 1999. From 1994 to 1997, he served as Executive Vice President of the Coleman Company, a Kansas-based manufacturer of recreational and other consumer goods. From 1986 to 1997, Mr. Brown served in various capacities with Coleman Powermate, a Nebraska-based affiliate of the Coleman Company and manufacturer of portable generators, most recently as President and Chief Executive Officer. The business address of his principal occupation/employment is 2619 North 160th St., Omaha, NE 68116. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Brown shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology.

     ROBERT L. RING, age 58, has been an independent business process and strategic planning consultant since 1994. Mr. Ring presently serves as director for a number of privately held companies, including Bass Pro, Inc. and Fiberglass Engineering, Incorporated, d/b/a Cobalt Boats. Mr. Ring was employed by the Coleman Company for 32 years and served as President and Chief Operating Officer of Coleman at the time of his resignation in 1994. The business address of his principal occupation/employment is P.O. Box 4067, Wichita, KS 67204. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Ring shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology.


Mr. Call has entered into an agreement with James J. Kamp, Thompson H. Davis and each of the Committee's nominees to form the Committee to solicit the shareholders of the Company to elect Mr. Ring and Mr. Brown to the Winland Board (the "Agreement"). Pursuant to the Agreement, Mr. Call has agreed to indemnify and hold harmless each of the members of the Committee from any and all losses, claims, damages, counsel fees and expenses (including fees and expenses incurred in defending or investigating any such claim) and all liabilities to which each may become subject under any statute, under common law or otherwise relating to, based upon or arising out of such person's actions which relate to serving on the Committee or standing for election to the Board (except to the extent that any such loss, claim, damage, counsel fee or liability is found in a final judgment by a court, not subject to further appeal, to have resulted from bad faith, willful misconduct or gross negligence on the part of the affected Committee member). Except as specified herein, to date, there are no other arrangements or understandings between Dyna Technology and the persons identified above.

                              SHAREHOLDER PROPOSAL:

Dyna Technology, Inc., the holder of 404,800 shares of Winland Electronics, Inc. and having an address of 225 South Cordova Avenue, LeCenter, Minnesota 56057, hereby submits the following resolution for adoption by the shareholders of the Company at its Annual Meeting:

     RESOLVED, That the shareholders of Winland Electronics, Inc. demand that the Board of Directors adopt a policy prohibiting officers of the Company from receiving any stock options or bonuses in future years unless the Company outperforms the Dow Jones Industrial Index (the "Broad Market") by at least 10% as measured by aggregate total return to shareholders over the prior five fiscal year period.

                              SUPPORTING STATEMENT

The chart below compares the Company's total return to shareholders ("TRS") to the Broad Market and also discloses the Company's compensation to its senior officers. The chart demonstrates the difficulty the Company has had in relating its performance for its shareholders to its compensation for its senior officers:

                                           WEX Senior Officer        WEX Closing
                          Dow Jones           Compensation             Prices
                          ----------       -------------------       -----------
October 31, 2001          $ 6,029.38                --                  $3.00
January 1, 1997             6,448.27            $291,639                 3.87
January 1, 1998             7,908.25             358,404                 2.50
January 1, 1999             9,181.43             479,695                 2.53
January 1, 2000            11,497.12             300,240                 2.25
January 1, 2001            10,786.85             369,900                 1.25
October 31, 2001            9,075.13                --                    .60

For the five year period ending on October 31, 2001, the Company's TRS fell 80%, while the Broad Market increased by 50%. Nonetheless, during the year 2000, the Chairman/CEO was permitted to exercise options on 10,000 shares of the Company's stock and, as of the end of the year 2000, held options to acquire an additional 20,000 shares, all in addition to salary and bonuses paid to him that year in the aggregate amount of $196,300.00. Additionally, the President of the Company was also permitted to exercise options on 10,000 shares of the Company's stock and also held options to acquire an additional 20,000 shares as of the end of the year 2000, in addition to salary and bonuses paid to him that year in the aggregate amount of $173,600.00.

The Company's underperformance for its shareholders has been a long-term problem. In terms of TRS, a $100 investment in the Company on October 31, 1996 would have lost $80.00 by October 31, 2001. That same $100 investment over the same period would have made $50.52 in the Broad Market.

Why should the officers who have presided over the Company during this sustained period be awarded options on tens of thousands of the Company's shares? It is not in the best interest of shareholders that officers of the Company be rewarded with stock options when they are responsible for this sustained period of poor performance by the Company.

It is respectfully submitted that it is in the best interest of the Company and its shareholders that the Board of Directors adopt a policy prohibiting the grant or issuance of stock options to the officers of the Company unless the Company has outperformed the Broad Market by at least 10% in terms of aggregate TRS over the previous five year fiscal year period.

INTEREST OF COMMITTEE MEMBERS IN THIS SOLICITATION

The members of the Shareholders' Protective Committee own Winland's common stock as follows:

COMMITTEE MEMBER                        NUMBER OF SHARES                        PERCENT OF CLASS
--------------------------              ----------------                        ----------------
Ralph I. Call                           404,800 (1)                             13.7%
James J. Kamp
Thompson H. Davis
Robert L. Ring
Gerald E. Brown
All Committee Members as a Group (3)    404,800                                 13.7%

     1. Represents shares owned of record by Dyna Technology, Inc., which is owned and controlled by Mr. Call and his spouse.

     2. For purposes hereof, each of the Committee Members is deemed an associate of each of the other Committee Members and of Dyna Technology.

During the two year period ended October 31, 2001, the committee members purchased and/or sold shares of the Company's common stock as follows (except as indicated, all purchases were made with the particular nominee's personal funds):

COMMITTEE                  CLOSE OF              AMOUNT OF               PURCHASE OR              PRICE PER SHARE
MEMBER                     TRANSACTION           WEX SHARES              SOLD
---------------            -------------         ----------              -----------              ---------------
Dyna Technology            Nov. 09, 1999         4,200                   Purchase                 $2.25
Dyna Technology            Nov. 10,1999          5,200                   Purchase                 $2.25
Dyna Technology            Nov. 10,1999          4,100                   Purchase                 $2.25
Dyna Technology            Nov. 11,1999          4,600                   Purchase                 $2.25
Dyna Technology            Nov. 12,1999          2,000                   Purchase                 $2.25
Dyna Technology            Nov. 16,1999          900                     Purchase                 $2.25
Dyna Technology            Nov. 18,1999          2,100                   Purchase                 $2.25
Dyna Technology            Nov. 19,1999          200                     Purchase                 $2.25
Dyna Technology            Nov. 22,1999          9,600                   Purchase                 $2.25
Dyna Technology            Nov. 23,1999          1,900                   Purchase                 $2.25
Dyna Technology            Nov. 24,1999          1,100                   Purchase                 $2.25
Dyna Technology            Nov. 29,1999          1,100                   Purchase                 $2.25
Dyna Technology            Nov. 30,1999          4,400                   Purchase                 $2.25
Dyna Technology            Dec. 02, 1999         500                     Purchase                 $2.25
Dyna Technology            Dec. 08, 1999         6,700                   Purchase                 $2.25
Dyna Technology            Dec. 10, 1999         17,900                  Purchase                 $2.25
Dyna Technology            Dec. 10, 1999         500                     Purchase                 $2.19
Dyna Technology            Dec. 13, 1999         8,100                   Purchase                 $2.25
Dyna Technology            Dec. 14, 1999         3,200                   Purchase                 $2.25
Dyna Technology            Dec. 14, 1999         4,000                   Purchase                 $2.31
Dyna Technology            Dec. 15, 1999         11,200                  Purchase                 $2.375
Dyna Technology            Dec. 17, 1999         9,100                   Purchase                 $2.375
Dyna Technology            Dec. 17, 1999         200                     Purchase                 $2.31
Dyna Technology            Dec. 20, 1999         1,800                   Purchase                 $2.375

Dyna Technology            Dec. 20, 1999         500                     Purchase                 $2.31
Dyna Technology            Dec. 21, 1999         1,400                   Purchase                 $2.375
Dyna Technology            Dec. 23, 1999         7,000                   Purchase                 $2.375
Dyna Technology            Dec. 23, 1999         7,500                   Purchase                 $2.25
Dyna Technology            Dec. 27, 1999         500                     Purchase                 $2.25
Dyna Technology            Dec. 30, 1999         100                     Purchase                 $2.19
Dyna Technology            Dec. 30, 1999         100                     Purchase                 $2.22
Dyna Technology            Dec. 30, 1999         5,000                   Purchase                 $2.25
Dyna Technology            Dec. 31, 1999         200                     Purchase                 $2.25
Dyna Technology            Jan. 3, 2000          2,600                   Purchase                 $2.25
Dyna Technology            May 3, 2000           5,800                   Purchase                 $2.00
Dyna Technology            May 5, 2000           18,200                  Purchase                 $2.00
Dyna Technology            May 24, 2000          20,000                  Purchase                 $2.6875
Dyna Technology            May 24, 2000          1,000                   Purchase                 $1.875
Dyna Technology            May 26, 2000          19,000                  Purchase                 $1.875
Dyna Technology            May 31, 2000          1,000                   Purchase                 $1.875
Dyna Technology            June 1, 2000          2,000                   Purchase                 $1.875
Dyna Technology            July 27, 2000         25,400                  Purchase                 $1.875
Dyna Technology            Aug. 1, 2000          6,100                   Purchase                 $1.875
Dyna Technology            Aug. 2, 2000          5,000                   Purchase                 $1.875
Dyna Technology            Aug. 3, 2000          500                     Purchase                 $1.875
Dyna Technology            Aug. 4, 2000          1,000                   Purchase                 $1.875
Dyna Technology            Sept. 6, 2000         39,000                  Purchase                 $1.94
Dyna Technology            Sept. 7, 2000         2,500                   Purchase                 $1.94
Dyna Technology            Sept. 8, 2000         4,600                   Purchase                 $1.94
Dyna Technology            Sept. 12, 2000        200                     Purchase                 $1.94
Dyna Technology            Sept. 14, 2000        2,600                   Purchase                 $1.94
Dyna Technology            Sept. 15, 2000        3,900                   Purchase                 $1.94

Dyna Technology            Sept. 21, 2000        2,000                   Purchase                 $1.94
Dyna Technology            Sept. 22, 2000        4,200                   Purchase                 $1.94
Dyna Technology            Sept. 25, 2000        8,000                   Purchase                 $1.94
Dyna Technology            Sept. 26, 2000        500                     Purchase                 $1.94
Dyna Technology            Sept. 28, 2000        3,500                   Purchase                 $1.94
Dyna Technology            Sept. 29, 2000        8,000                   Purchase                 $1.94
Dyna Technology            Oct. 12, 2000         10,000                  Purchase                 $1.50
Dyna Technology            Oct. 13, 2000         1,500                   Purchase                 $1.50
Dyna Technology            Nov. 2, 2000          500                     Purchase                 $1.56
Dyna Technology            Nov. 3, 2000          8,000                   Purchase                 $1.625
Dyna Technology            Nov. 7, 2000          1,700                   Purchase                 $1.625
Dyna Technology            Nov. 9, 2000          1,000                   Purchase                 $1.625
Dyna Technology            Nov. 14, 2000         1,000                   Purchase                 $1.625

Except as set forth herein, none of the nominees or their respective associates
(i) directly or indirectly beneficially owns any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder; (iii) knows of any transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest; (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any future employment by the Company or its known affiliates or any future transactions to which the Company or any of its known affiliates will or may be a party. Other than the compensation regularly paid by the Company to its directors, executive officers and consultants, the nominees will not receive any compensation for their services as directors of the Company.

                             PRINCIPAL SHAREHOLDERS

Reference is made to the Company's Proxy Statement filed with the Securities and Exchange Commission and dated as of _____________ ____, 2001, by the Board of Directors of the Company for certain information about the Company's principal owners and certain other matters required to be disclosed by the Company.

                   VOTING, EXECUTION AND REVOCATION OF PROXIES

According to the Company's Proxy Statement, only stockholders of record at the close of business on October 22, 2001, will be entitled to vote. As of that date, again according to the Company's Proxy Statement, the Company had 2,955,872 shares of common stock outstanding and entitled to vote and each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for the purposes of determining a quorum but shall not be deemed to have been voted in favor of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for the purposes of determining a quorum, but shall not be deemed to have been voted in favor of such matter. Abstentions and broker non-votes will have the same effect as a vote against the matters submitted for shareholder vote. Broker-dealers, banks and other entities holding securities for the beneficial ownership of their customers will not be permitted to vote shares of the Company's common stock for which they have not received voting instructions from the beneficial owners thereof. Accordingly, shares beneficially owned by persons who abstain from voting will not count toward the quorum required for the meeting or toward the votes required for the election of directors. Similarly, shares not voted by broker-dealers, banks and other entities holding securities for the beneficial ownership of their customers will not count toward the quorum required for the meeting or toward the votes required for the election of directors.

The election of the Committee's two director-nominees requires the affirmative vote of the holders of a majority of the voting power of all shares of the Company's common stock deemed present at the Annual Meeting.

Each properly executed and timely returned BLUE proxy card will be voted in favor of the election of all of the Committee's director-nominees. Shareholders of the Company desiring to vote for some of the Committee's director-nominees should execute and return the Committee's BLUE proxy card, but should write the full name of the Committee's nominee or nominees, for whom the shareholder desires to withhold authority to vote. The Committee's BLUE proxy card will revoke any prior proxy or proxies given and will be revoked by any subsequent proxy or proxies given. Since the Committee is proposing only two nominees, three of the Company's nominees will also be selected. We are also soliciting authority to vote for three of the nominees being sponsored by the Company. If you grant us authority to vote for three of the Company's nominees, we will NOT vote for either Mr. S. Robert Dessalet or Mr. Thomas J. de Petra. If you vote on our BLUE proxy card, you have the opportunity to withhold authority to vote for any of the Company's nominees by writing their name(s) on the BLUE proxy card in the space provided. Accordingly, shareholders of the Company desiring to vote against election of all of the Committee's director-nominees, or who desire to abstain from voting, should not execute or return a BLUE proxy card.

                              [BLUE COLORED PAPER]


             PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS

                                   ----------

             BY DYNA TECHNOLOGY, INC., RALPH I. CALL, JAMES J. KAMP
              THOMPSON H. DAVIS, ROBERT L. RING AND GERALD E. BROWN

                  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                           WINLAND ELECTRONICS, INC.,
                    TO BE HELD ___________________ ____, 2001


The undersigned hereby constitutes and appoints Dyna Technology, Inc., and Ralph
I. Call as attorneys and proxies (each with the power to act alone and with the power of substitution and revocation) to attend the Meeting of Shareholders of Winland Electronics, Inc. (the "Company" or "WEX") to be held at the Company's principal office located at 1950 Excel Drive, Mankato, Minnesota, on ____________ ____, 2001, at 7:00 p.m., Central Time and any and all adjournments thereof, and there to act for and to vote all of the shares of common stock held in the name of the undersigned, in the manner specified below, upon the following matters:

1. Election of the two directors listed below, each to serve until the earlier of the election of his successor or his earlier resignation, removal, disqualification or death:

                       ROBERT L. RING AND GERALD E. BROWN

     /__/ FOR all nominees (except as indicated    /__/ WITHHOLD AUTHORITY to
          to the contrary below).                       vote for all nominees

     The Committee intends to use this Proxy to vote for three persons nominated by the Company other than Mr. S. Robert Dessalet or Mr. Thomas J. de Petra. To withhold authority to vote for any Company nominee, write the name of the nominee below. Refer to the Proxy Statement and Proxy distributed by the Company for the names and information concerning such nominees. There is no assurance that any of the Company's nominees will serve as directors if the Committee's nominees are elected to the Board of Directors. The Committee is NOT seeking authority to vote for and will NOT exercise such authority to vote for Mr. S. Robert Dessalet or Mr. Thomas J. de Petra.

     (INSTRUCTION: To withhold authority to vote for of one or more nominees, write the full name(s) of such nominees in the space provided below.)


     ---------------------------------------------------------------------------

2.   Shareholder Proposal

          RESOLVED, That the shareholders of Winland Electronics, Inc. demand that the Board of Directors adopt a policy prohibiting officers of the Company from receiving any stock options or bonuses in future years unless the Company outperforms the Dow Jones Industrial Index by at least 10% as measured by aggregate total return to shareholders over the prior five fiscal year period.


     /__/ FOR the Shareholder Proposal      /__/ WITHHOLD AUTHORITY to vote
                                                 for the Shareholder Proposal

IF THIS PROXY IS EXECUTED IN SUCH A MANNER AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, OR IF THIS PROXY IS EXECUTED IN SUCH A MANNER AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE SHAREHOLDER PROPOSAL, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF ANY SUCH NOMINEE AND FOR THE ADOPTION OF THE SHAREHOLDER PROPOSAL.

PLEASE FILL IN, SIGN, AND DATE ON THE REVERSE SIDE AND MAIL IN THE
ENCLOSED ENVELOPE. IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CONTACT THE FIRM ASSISTING US IN THIS MATTER, D.F. KING & CO., INC. AT THEIR TOLL-FREE NUMBER 1-800-628-8509.

                                   Dated this ____ day of ________________, 2001


                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Title(s)

                                   IMPORTANT: This Proxy should be signed
                                   exactly as your name appears on your WEX stock certificate. In the case of joint tenants, both should sign. Fiduciaries should indicate full title and authority. Corporations should sign in full corporate name by the President or other authorized officer. Partnerships should sign in partnership name by an authorized person.

THIS PROXY REVOKES ANY PRIOR PROXY OR PROXIES GIVEN. SHAREHOLDERS WHO DO NOT WISH TO VOTE FOR ANY DIRECTOR-NOMINEES PROPOSED BY THE COMMITTEE SHOULD NOT EXECUTE OR RETURN THIS PROXY. SHAREHOLDERS WHO DO NOT GIVE THIS PROXY CAN VOTE FOR OR AGAINST THE ELECTION OF SOME OR ALL OF THE COMMITTEES'S DIRECTOR-NOMINEES IN PERSON OR THROUGH ANOTHER PROXY OF THEIR CHOICE.